Exhibit 99.1

First Eagle Alternative Capital BDC Reports Third Quarter 2020 Financial Results and Declares a Dividend of $0.10 Per Share

BOSTON – November 4, 2020 – First Eagle Alternative Capital BDC, Inc. (formerly known as THL Credit, Inc.) (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its third fiscal quarter ended September 30, 2020. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a fourth fiscal quarter 2020 dividend of $0.10 per share payable on December 31, 2020, to stockholders of record as of December 15, 2020.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of September 30, 2020
Portfolio results
Total assets	$366.6
Investment portfolio, at fair value	$343.4
Net assets	$188.1
Net asset value per share	$6.25
Weighted average yield on investments	7.0%

	Quarter ended September 30, 2020	Quarter ended September 30, 2019
Portfolio activity
Total portfolio investments made, at par	$11.9	$19.4
Total portfolio investments made, at cost	$11.7	$19.2
Number of new portfolio investments	4	2
Number of portfolio investments at end of period	47	47
Operating results
Total investment income	$7.3	$12.8
Net investment income	$3.2	$6.9
Net increase (decrease) in net assets from operations	$15.2	$0.3
Net investment income per share	$0.10	$0.22
Dividends declared per share	$0.10	$0.21

PORTFOLIO AND INVESTMENT ACTIVITY

In the third quarter, the Company closed on four new investments totaling $11.1 million, and funded $0.8 million in follow-on investments, including delayed draw and revolver fundings.

Notable investments for the quarter at par included:

•	$3.1 million first lien senior secured term loan in Quartermaster Newco, LLC;

•	$3.0 million first lien senior secured term loan in Lash Opco LLC;

•	$3.0 million first lien senior secured term loan in Neiman Marcus Group LTD LLC; and,

•	$2.0 million first lien senior secured term loan in Groundworks Operations, LLC.

Notable realizations for the quarter included:

•	Repayment of a first lien senior secured term loan in It’s Just Lunch International LLC at par, which resulted in proceeds of $5.5 million.

As of September 30, 2020, these transactions, coupled with changes in net unrealized appreciation on the portfolio during the quarter, bring the total fair value of First Eagle Alternative Capital BDC’s investment portfolio to $343.4 million across 47 portfolio investments. The Company’s investment portfolio as of September 30, 2020 by investment type at fair value is presented below (in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$222.5	64.8%
Investment in Logan JV	62.9	18.3%
Second lien debt	33.8	9.9%
Equity investments	21.4	6.2%
Investments in funds	2.8	0.8%

Total investments	$343.4	100.0%

As of September 30, 2020, the weighted average yield of the debt and income-producing securities, including the Company’s investment in First Eagle Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 7.0 percent. As of September 30, 2020, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $20.4 million and fair value of $9.7 million, or 5.1 percent and 2.8 percent of the portfolio’s amortized cost and fair value, respectively. As of September 30, 2020, 100 percent of the Company’s income-producing debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR.

This compares to the portfolio as of December 31, 2019, which had a fair value of $384.1 million across 52 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2019 in presented below (in $ millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$263.6	68.7%
Investment in Logan JV	83.4	21.7%
Equity investments	21.5	5.6%
Second lien debt	12.0	3.1%
Investments in funds	3.6	0.9%

Total investments	$384.1	100.0%

As of December 31, 2019, the weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 8.7 percent (excluding the Company’s investments in broadly syndicated first lien senior secured term loans, the weighted average yield on investments was 8.9 percent). As of December 31, 2019, the Company had loans on non-accrual status with an aggregate amortized cost of $36.0 million and fair value of $15.1 million, or 8.1 percent and 3.9 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2019, 100 percent of the Company’s income-producing debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended September 30, 2020 and 2019 is presented below (in $ millions):

	Three months ended September 30,
	2020	2019
Interest income on debt securities
Cash interest	$4.1	$7.7
PIK interest	0.3	0.5
Prepayment premiums	—	0.2
Net accretion of discounts and other fees	0.2	0.3

Total interest on debt securities	4.6	8.7
Dividend income	2.6	3.6
Interest income on other income-producing securities	—	0.1
Fees related to non-controlled, affiliated investments	—	0.1
Other income	0.1	0.3

Total investment income	$7.3	$12.8

The decrease in investment income between the three month periods was primarily due to the contraction in the Company’s overall investment portfolio since September 30, 2019, the decline in LIBOR, and the additional loans put on non-accrual status subsequent to September 30, 2019. Additionally, dividend income decreased due to the sale of Copperweld Bimetallics LLC in 2019.

Expenses

A breakdown of expenses for the three months ended September 30, 2020 and 2019 is presented below (in $ millions):

	For the three months ended September 30,
	2020	2019
Expenses
Interest and fees on borrowings	$2.8	$3.4
Base management fees	0.9	1.2
Other expenses	1.1	0.8
Administrator expenses	0.3	0.4

Total expenses	5.1	5.8
Management fee waiver	(0.9)	—

Total expenses, net of fee waivers	4.2	5.8
Income tax provision, excise and other taxes	—	0.1

Total expenses after taxes	$4.2	$5.9

The decrease in operating expenses between the three month periods was due primarily to lower interest and fees on borrowings due to a reduction in borrowings outstanding, a decrease in LIBOR and lower fees resulting from a reduction in credit facility size. Additionally, the Company waived base management fees during the three months ended September 30, 2020.

Net investment income

Net investment income totaled $3.2 million and $6.9 million for the three months ended September 30, 2020 and 2019, respectively, or $0.10 and $0.22 per share, respectively, based upon 31,237,433 and 30,991,585 weighted average common shares outstanding, respectively.

The decrease in net investment income for the respective periods is primarily attributable to lower dividend income and a decrease in interest on debt and other income-producing investments due to portfolio contraction and additional loans put on non-accrual status, offset by lower net base management fees (net of waivers) and interest and fees on borrowings.

Net realized gains and losses on investments, net of income tax provision

For the three months ended September 30, 2020, First Eagle Alternative Capital BDC recognized a net realized loss on portfolio investments of $17.5 million, primarily related to the $17.5 million loss from the restructuring of OEM Group, LLC. For the three months ended September 30, 2019, the Company recognized a net realized loss on portfolio investments of $7.7 million, primarily related to a realized loss of $24.6 million in connection with the liquidation of Charming Charlie LLC, offset by a realized gain of $16.7 million from a realization of a controlled investment in Copperweld Bimetallics LLC.

Net change in unrealized appreciation on investments

For the three months ended September 30, 2020 and 2019, First Eagle Alternative Capital BDC’s investment portfolio had a net change in unrealized appreciation of $29.4 million and $1.0 million, respectively.

The net change in unrealized appreciation on investments during the three months ended September 30, 2020 was primarily due to an increase in the fair value of the Logan JV, coupled with the reversal of prior period unrealized depreciation into realized losses in connection with the restructuring of OEM Group, LLC.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $15.2 million and $0.3 million, or $0.49 and $0.01 per share based upon 31,237,433 and 30,991,585 weighted average common shares outstanding, for the three months ended September 30, 2020 and 2019, respectively.

The increase in net assets resulting from operations for the respective periods is primarily due to the net decrease of the unrealized losses in the portfolio during the three months ended September 30, 2020, offset by lower dividend income, lower interest income as a result of portfolio contraction and additional loans placed on non-accrual status, and the increase of the realized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2020, First Eagle Alternative Capital BDC had cash of $10.5 million.

As of September 30, 2020, the Company had $176.3 million in outstanding borrowings, which was comprised of $64.7 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of September 30, 2020, borrowings outstanding had a weighted average interest rate of 5.3 percent. For the nine months ended September 30, 2020, the Company borrowed $15.5 million and repaid $17.0 million under the revolving credit facility.

For the nine months ended September 30, 2020, First Eagle Alternative Capital BDC’s operating activities provided cash of $11.2 million primarily in connection with investment activity. Financing activities included $1.5 million net borrowings on its credit facility, $12.8 million for distributions to stockholders, $2.2 million to repurchase common stock under its stock repurchase program, and $19.8 million to repurchase common stock under its tender offer that closed in July 2020. Additionally, the Company’s financing activities provided $30.0 million from the issuance of common stock.

For the nine months ended September 30, 2019, the Company’s operating activities used cash of $78.3 million primarily in connection with investment activity. Financing activities included $39.0 million used for net repayments on its credit facility, $19.9 million for distributions to stockholders, and $11.6 million to repurchase common stock.

RECENT DEVELOPMENTS

From October 1, 2020 through November 4, 2020, First Eagle Alternative Capital BDC made new investments totaling $12.2 million and follow-on investments, including revolver and delayed draw fundings, totaling $0.9 million with a combined weighted average yield of 8.3%.

On October 16, 2020, we entered into the Third Amended and Restated Senior Secured Revolving Credit Agreement to our revolving credit facility which, among other things, (i) permanently reduced the asset coverage test from a minimum of 165 percent to a minimum of 150 percent; (ii) permanently reduced the shareholder’s equity and obligor’s net worth test from a minimum of $140,000 each to a minimum of $130,000 each; (iii) permanently reduced the size of the lender’s commitments under the revolving credit facility from $120,000 to $100,000; (iv) permanently increased the interest rate by 25 basis points, and (v) extended the maturity date from December 15, 2021 to October 16, 2023, and the termination date from December 15, 2022 to October 16, 2024.

On October 30, 2020, our board of directors declared a dividend of $0.10 per share payable on December 31, 2020 to stockholders of record at the close of business on December 15, 2020.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on November 5, 2020, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 1398872. The Company will also broadcast the conference call live on the Investor Relations section of its website at www.feacbdc.com. Starting approximately two hours after the conclusion of the call, a replay will be available through November 15, 2020, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 1398872. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.feacbdc.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	September 30, 2020 (unaudited)	December 31, 2019
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $239,803 and $263,444, respectively)	$226,667	$242,189
Controlled investments (cost of $160,446 and $178,769, respectively)	116,695	141,932
Non-controlled, affiliated investments (cost of $2 and $2, respectively)	2	4
Cash	10,536	5,890
Escrows and other receivables	4,745	12,353
Interest, dividends, and fees receivable	3,860	4,623
Deferred tax assets	2,063	2,267
Deferred financing costs	1,009	1,619
Prepaid expenses and other assets	808	829
Due from affiliate	223	192

Total assets	$366,608	$411,898

Liabilities:
Loans payable	$64,661	$66,161
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $2,136 and $2,742, respectively)	109,471	108,866
Accrued expenses and other liabilities	2,538	3,434
Deferred tax liability	1,532	1,927
Base management fees payable	—	1,103
Accrued incentive fees	156	568
Accrued interest and fees	158	384

Total liabilities	178,516	182,443
Commitments and contingencies
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 30,109 and 30,022 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	30	30
Paid-in capital in excess of par	423,739	415,596
Accumulated deficit	(235,677)	(186,171)

Total net assets	$188,092	$229,455

Total liabilities and net assets	$366,608	$411,898

Net asset value per share	$6.25	$7.64

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$4,217	$6,935	$13,298	$23,162
PIK interest income	338	329	806	676
Other income	102	276	224	2,475
From non-controlled, affiliated investments:
Cash interest income	—	—	—	57
Other income	48	101	189	493
From controlled investments:
Cash interest income	2	1,120	(247)	3,550
PIK interest income	—	381	—	730
Dividend income	2,579	3,610	7,873	11,087
Other income	43	41	113	116

Total investment income	7,329	12,793	22,256	42,346
Expenses:
Interest and fees on borrowings	2,439	3,047	7,687	9,688
Base management fees	895	1,215	2,795	4,940
Incentive fees	—	—	(411)	—
Administrator expenses	268	373	882	1,215
Other general and administrative expenses	598	375	1,323	1,107
Amortization of deferred financing costs	319	340	1,516	1,370
Professional fees	347	281	1,171	1,230
Directors’ fees	191	169	543	533

Total expenses	5,057	5,800	15,506	20,083
Management fee waiver	(895)	—	(895)	(525)

Total expenses, net of management fee waivers	4,162	5,800	14,611	19,558
Excise and other taxes	(15)	121	71	359

Net investment income	3,182	6,872	7,574	22,429
Realized (Loss) Gain and Change in Unrealized Appreciation (Depreciation) on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(84)	280	(25,589)	(26,203)
Non-controlled, affiliated investments	(19)	(24,652)	(2,493)	(24,652)
Controlled investments	(17,387)	16,701	(17,650)	17,143
Foreign currency transactions	—	(191)	—	(189)

Net realized loss on investments	(17,490)	(7,862)	(45,732)	(33,901)

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled, non-affiliated investments	6,375	(4,972)	8,119	2,935
Non-controlled, affiliated investments	—	24,652	(2)	12,752
Controlled investments	23,017	(18,694)	(6,914)	(13,323)
Translation of assets and liabilities in foreign currencies	—	251	—	(391)

Net change in unrealized appreciation on investments	29,392	1,237	1,203	1,973

Net realized and unrealized gain (loss) from investments	11,902	(6,625)	(44,529)	(31,928)
Benefit for taxes on unrealized loss on investments	165	64	192	335

Net increase (decrease) in net assets resulting from operations	$15,249	$311	$(36,763)	$(9,164)

Net investment income per common share:
Basic and diluted	$0.10	$0.22	$0.24	$0.71
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.49	$0.01	$(1.16)	$(0.29)
Weighted average shares of common stock outstanding:
Basic and diluted	31,237	30,992	31,785	31,679

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor”), an investment adviser registered under the Investment Advisers Act of 1940. For more information on First Eagle Alternative Capital BDC, Inc., please visit www.feacbdc.com. For more information on First Eagle Alternative Credit, LLC, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, anticipated dividends and the future liquidity of the Company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission. Such factors include: the impact of COVID-19; the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

First Eagle Alternative Capital BDC, Inc.

Lauren Vieira

(617) 790-6070

Lauren.Vieira@feim.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Kenneth Mintz

(516) 468-8019

kmintz@stantonprm.com